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                                                                     Exhibit 3.7

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                     * * * *

          SOUTHWESTERN FINANCIAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, at a meeting duly held on December 17, 1964, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

          "FIRST. The name of this Corporation is BROOKHOLLOW CORPORATION:"

          SECOND: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of Section 228 of The General Corporation Law of Delaware, and filed with the corporation.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of Delaware.

          IN WITNESS WHEREOF, said SOUTHWESTERN FINANCIAL CORPORATION has caused its corporate seal to be hereunto affixed and

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this certificate to be signed by Ralph B. Rogers, its President, and E. McIntosh
Cover, its Assistant Secretary, this 17th day of December, 1964.

                                              SOUTHWESTERN FINANCIAL CORPORATION


                                              By /s/ Ralph B. Roger
                                                 -------------------------------
                                                     President

[SEAL]


                                              By /s/ E. McIntosh Cover
                                                 -------------------------------
                                                 Assistant Secretary

STATE OF TEXAS          (S)
                        (S)   ss:
COUNTY OF TARRANT       (S)

          BE IT REMEMBERED that on this 17th day of December,A.D 1964, personally came before me Lorraine Weatherly a Notary Public in and for the County and State aforesaid, Ralph B. Rogers, President of SOUTHWESTERN FINANCIAL CORPORATION, a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said Ralph B. Rogers as such President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said President and of the Assistant Secretary of said corporation to said foregoing certificate are in the handwriting of the said President and Assistant Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


[SEAL]                                           /s/ Illegible
                                              ----------------------------------
                                                 Notary Public, Tarrant County
                                                             Texas

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